SECURITIES AND EXCHANGE COMMISSION

________________________________________

AMENDMENT NO. 3 TO FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________________________________

SPORTS SOURCE, INC.

(Exact Name of Small Business Issuer in its Charter)

DELAWARE		20-1917956
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

421 Seventh Avenue, 14th Floor

New York, New York 10001

(516) 384-0832

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

James Tubbs

421 Seventh Avenue, 14th Floor

New York, NY 10001

(516) 384-0832

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

GREGG E. JACLIN, ESQ.

ANSLOW & JACLIN, LLP

195 Route 9 South, Suite 204

Manalapan, NJ 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	1,620,000	$0.05	$ 81,000	$ 9.53

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.05 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JULY 21, 2005

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

SPORTS SOURCE, INC.

1,620,000 SHARES

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 1,620,000 shares of our common stock can be sold by selling security holders at a fixed price of $.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is: July 21, 2005

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ABOUT OUR COMPANY

We were incorporated under the laws of the State of Delaware on November 15, 2004. James Tubbs is our sole officer and director, as well as our controlling stockholder. We currently have no other employees, although we utilize a consultant on a part-time basis.

Sports Source Inc. intends to offer a full suite of interactive online sports content with a primary emphasis on the fantasy sports market. Sports Source will have two stages of development. In Stage 1, the website will serve as a news and informational website catering to the serious fantasy sports player. As the site grows its member base and reputation within the industry, the company will launch its second stage of operations whereby it will operate and maintain its own fantasy sports games. These games will be subscription-based and are expected to be one of the primary revenue streams for the company in the future.

Sports Source has secured the domain name www.fantasysportsdoc.com for its primary content. This website will serve as a “1-Stop-Shop” for fantasy sports news, information, and content. It is anticipated that the site will ultimately have two levels of membership. A basic membership will offer access to most news, information, and content. A premium membership will offer exclusive content, enhanced statistics and draft-day advice, as well as access to strategy and advance from fantasy sports experts throughout the season. There will be a small monthly membership fee for a premium subscription.

We began generating revenue in April, 2005 through the implementation of Google’s AdSense Program. As of June 15, 2005, we have generated $6.31 in revenues, and we have a total accumulated deficit of $37,153 as of March 31, 2005. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.05 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (November 15, 2004) through March 31, 2005 are derived from our audited financial statements.

From Inception- November 15, 2004 through March 31, 2005 (Unaudited)

 STATEMENT OF OPERATIONS

Revenues	$0
Net Income	$(37,153)
Total Operating Expenses	$37,153
Accumulated Deficit	$37,153

As of
March 31, 2005 (Unaudited)

BALANCE SHEET DATA

Cash	$53,347
Total Assets	$53,347
Total Liabilities	$0
Stockholders’ Equity (Deficiency)	$53,347

WHERE YOU CAN FIND US

Our corporate offices are located at 421 Seventh Avenue, 14th Floor, New York, New York 10001. Our telephone number is (516) 384-0832. We have an Internet website located at www.fantasysportsdoc.com.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware in November of 2004. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history of marketing our services to the public over the Internet, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. We will need a minimum of $25,000 to continue operations over the next twelve months, which we currently have in our cash reserve. However, we anticipate requiring additional funds in order to significantly expand our operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

WE WILL REQUIRE ADDITIONAL FINANCING WHICH MAY REQUIRE THE ISSUANCE OF ADDITIONAL SHARES WHICH WOULD DILUTE THE OWNERSHIP HELD BY OUR SHAREHOLDERS

We will need to raise funds through either debt or sale of our shares in order to achieve our business goals. Although there are no present plans, agreements, commitments or undertakings with respect to the sale of additional shares or securities convertible into any such shares by us, any shares issued would further dilute the percentage ownership held by the stockholders.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that began generating revenue in April, 2005. We have only generated $2.57 in revenues to date. As of March 31, 2005, we have incurred a net loss of $37,153, and an accumulated deficit of $37,153. If we cannot generate sufficient revenues from our services, we may not be able to implement our business plan and may be forced to cease our business activities.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF JAMES TUBBS, OUR SOLE OFFICER AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of James Tubbs, our sole officer and director. We currently do not have an employment agreement with Mr. Tubbs. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

JAMES TUBBS’ CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE PRICE OF OUR COMMON STOCK.

James Tubbs beneficially owns approximately 79.62% of our common stock. Accordingly, for as long as Mr. Tubbs continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited.

This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT AND HIRE KEY PERSONNEL. OUR INABILITY TO HIRE QUALIFIED INDIVIDUALS WILL NEGATIVELY AFFECT OUR BUSINESS, AND WE WILL NOT BE ABLE TO IMPLEMENT OR EXPAND OUR BUSINESS PLAN.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled technical employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. Our management has limited experience in recruiting key personnel which may hurt our ability to recruit qualified individuals. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

AS AN INTERNET FANTASY SPORTS COMPANY, WE ARE IN AN INTENSELY COMPETITIVE INDUSTRY AND ANY FAILURE TO TIMELY IMPLEMENT OUR BUSINESS PLAN COULD DIMINISH OR SUSPEND OUR DEVELOPMENT AND POSSIBLY CEASE OUR OPERATIONS.

The online fantasy sports industry is highly competitive, and has few barriers to entry. We can provide no assurance that additional competitors will not enter into the online fantasy sports industry. There are numerous other companies that currently offer similar services that have established user bases that are significantly larger than ours, and that have access to greater capital. If we are unable to efficiently and effectively institute our business plan as a result of intense competition or a saturated market, we may not be able to continue the development and enhancement of our web site and become profitable.

IF WE ARE UNABLE TO ESTABLISH A LARGE USER BASE WE MAY HAVE DIFFICULTY ATTRACTING ADVERTISERS TO OUR WEB SITE, WHICH WILL HINDER OUR ABILITY TO GENERATE ADVERTISING REVENUES, WHICH MAY AFFECT OUR ABILITY TO EXPAND OUR BUSINESS OPERATIONS AND OUR USER BASE.

An integral part of our business plan and marketing strategy requires us to establish a large user base. We currently do not have members. We will only be able to attract advertisers to our web site and possibly begin to generate significant advertising revenues if we can obtain a large enough user base. The number of users necessary to attract advertisers will be determined though discussions with the potential advertisers and their input as to whether we can obtain revenues from advertisements based upon the total members at that time. If for any reason our web site is ineffective at attracting consumers or if we are unable to continue to develop and update our web site to keep consumers satisfied with our service, our user base may decrease and our ability to generate advertising revenues may decline.

IN ORDER TO IMPLEMENT OUR BUSINESS PLAN, WE WILL REQUIRE OUR USERS TO PAY MONTHLY FEES FOR OUR SERVICES, ALTHOUGH WE CURRENTLY ALLOW OUR CUSTOMERS TO UTILIZE OUR SERVICES FOR FREE. IF OUR USERS ARE NOT WILLING TO PAY FOR THESE SERVICES, WE WILL BE FORCED TO SUSPEND AND EVENTUALLY TO CEASE OUR BUSINESS ACTIVITIES.

We do not currently charge our members to utilize our services. However, in order to implement our business plan, we will require our users to pay monthly fees for the use of our services. We cannot guarantee that either our current users or prospective users will be willing to pay for our services. If we are unable to generate sufficient revenues from our user fees, we will be forced to suspend and possible cease all operations.

OUR MARKET IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE, AND IF WE FAIL TO DEVELOP AND MARKET NEW TECHNOLOGIES RAPIDLY, WE MAY NOT BECOME PROFITABLE IN THE FUTURE.

The internet and the online commerce industry are characterized by rapid technological change that could render our existing web site obsolete. The development of our web site entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our web site to customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.05 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of Sports Source, Inc. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand out business operations.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement held in May 2005 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,620,000 shares of our common stock held by 38 shareholders. Such shareholders include the holders of the share sold in our Regulation D Rule 506 offering in May 2005. In addition, included in that amount are 200,000 shares issued to Anslow & Jaclin, LLP for legal services rendered to us and issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933. We are also registering a total of 200,000 shares of our common stock held by James Tubbs, our sole officer and director.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of July 21, 2005 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering	Percent of common stock owned after offering

James Tubbs	7,500,000	200,000	7,300,000	93.59%
Anslow & Jaclin (1)	300,000	200,000	100,000	1.28%
Wendy & Alan Tepper	20,000	20,000	0	0.00%
Pierstone Group, LLC (2)	10,000	10,000	0	0.00%
Eric Tjaden	80,000	80,000	0	0.00%
Lori Krim Gavrin	10,000	10,000	0	0.00%
James Supple	100,000	100,000	0	0.00%
Gregg Tjaden	20,000	20,000	0	0.00%
Tatiana C. Rone	10,000	10,000	0	0.00%
Fanny Diamantakes	10,000	10,000	0	0.00%
Olympic Enterprises LLC (3)	10,000	10,000	0	0.00%
Nicholas C. Pittas	10,000	10,000	0	0.00%
Michael Kiralla	10,000	10,000	0	0.00%
John M. Sullivan, jr.	20,000	20,000	0	0.00%
Hilary P. Rolih	20,000	20,000	0	0.00%
Drew Goldberg	140,000	140,000	0	0.00%
Willy Ky	40,000	40,000	0	0.00%
Dolores Miller	400,000	200,000	200,000	2.56%
Myatt Defined Benefit Plan(4)	400,000	200,000	200,000	2.56%
Stephen & Frances Lerner	20,000	20,000	0	0.00%
Shirley Lau	20,000	20,000	0	0.00%
Cecilia Lau	10,000	10,000	0	0.00%

Philip D. Turits	10,000	10,000	0	0.00%
Sharon L. Shea	10,000	10,000	0	0.00%
Martin E. Lutz	5,000	5,000	0	0.00%
William L. Kain	5,000	5,000	0	0.00%
David C. Woodward	5,000	5,000	0	0.00%
Robert Lutz	5,000	5,000	0	0.00%
Frank Massaro	5,000	5,000	0	0.00%
Sira Gomes	5,000	5,000	0	0.00%
Daniel Waldman	5,000	5,000	0	0.00%
June Gomes	5,000	5,000	0	0.00%
Virginia L. P’an	10,000	10,000	0	0.00%
Linda Bernstein	150,000	150,000	0	0.00%
Harold Sussman	10,000	10,000	0	0.00%
Beth Sussman	10,000	10,000	0	0.00%
Amy Anello	10,000	10,000	0	0.00%
Meg Lawrence	10,000	10,000	0	0.00%

(1)	Anslow & Jaclin, LLP is controlled by Richard Anslow and Gregg Jaclin, our legal counsel. They received these shares in exchange for legal fees.

(2)	Pierstone Group, LLC purchased shares in our private placement and is controlled by Peter Lau.

(3)	Olympic Enterprises, LLC purchased shares in our private placement and is controlled by Christopher Pittas.

(4)	Myatt Defined Benefit Plan purchased shares in our private placement and is controlled by Jason Myatt.

To our knowledge, except for James Tubbs, our sole officer and director, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. However, sales by selling security holder must be made at the fixed price of $.05 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,009.53.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and director and his age as of July 21, 2005 is as follows:

NAME	AGE	POSITION

James Tubbs	45	President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

JAMES TUBBS is our founder and has served as President and Chief Executive Officer as well as Chairman of our Board of Directors since our inception in November 2004. Prior to that time he was a real estate broker with Century 21 from May 2002 to October 2004. In addition, from February 2002 to November 2004 he was employed with Triple Triple where he acted as the business management for Olympic Gold Medalist Sarah Hughes. From 1998-2001, Mr. Tubbs served as Executive Vice President of Fantasy Sports Net, Inc. ("FSN"), an interactive fantasy sports site that he co-founded. FSN created and ran nationwide fantasy sports games for itself and for known partners including WFAN Sports Radio in NY and Daily Racing Form. The company had approximately 12 employees and endorsement deals with Hall of Fame athletes Johnny Bench, Bill Walton, John Davidson, as well as Dr. Ruth Westheimer. From June 1996 to December 2001 he was also the Chief Operating Officer of Teltran International Group, Inc.

For the previous twelve years, Mr. Tubbs worked in the sports and entertainment industry for CBS Sports, CBS Radio Sports and ABC Sports covering college football, baseball, and basketball, along with professional football, baseball, basketball, tennis, golf, horse racing, track, and Olympic style competitions. During this period, Mr. Tubbs covered ten Super Bowls, five World Series and Playoffs, six Final Fours, six NBA Championships, three Masters, and the NHL Playoffs. His duties included writing, producing, as well as being the statistician, stage manager and business manager for broadcaster Brent Musburger. For another five years, he worked for the Marquee Group (formally Athletes and Artists), a Sports and Entertainment representation firm.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of July 21, 2005, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	James Tubbs	7,500,000	79.62%

Common Stock	All executive officers and directors as a group	7,500,000	79.62%

The percent of class is based on 9,420,000 shares of common stock issued and outstanding as of July 21, 2005.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of July 21, 2005, 9,420,000 shares of common stock are issued and outstanding and held by 38 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Certain provisions of the Delaware General Corporate Law may serve to delay, defer or prevent a change in control of the company.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except for Anslow & Jaclin, LLP, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP owns a total of 300,000 shares of our common stock. Anslow & Jaclin, LLP is registering 200,000 of those shares as part of this registration statement.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A., certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on November 15, 2004 in the State of Delaware. We issued 7,500,000 shares to James Tubbs for services rendered as an officer and director. Mr. Tubbs is our sole officer and director, as well as our controlling stockholder.

DESCRIPTION OF BUSINESS

General

We were incorporated under the laws of the State of Delaware on November 15, 2004. We own and operate a fantasy sports website. James Tubbs is our sole officer and director, as well as our controlling stockholder. Following our incorporation, we secured the domain name www.fantasysportsdoc.com to serve as our online home. The website was developed in early 2005 and initially launched in April 2005. We intend for the website to function as a “1-Stop-Shop” for fantasy sports news, information, and content.

Fantasy Sports is an activity in which a person drafts and manages a mythical “team” of professional athletes in a given sport and competes against other people’s teams based upon the daily real-world performance of their players in various statistical categories. People compete for prizes or bragging rights.

The fantasy sports market has grown to become one of the hottest industries on the Internet. More than 15 million Americans are playing fantasy sports games today

(http://money.cnn.com/2003/08/29/commentary/column_sportsbiz/sportsbiz/index.htm, Chris Isidore, CNN/Money Senior Writer, September 2, 2003, p.1) and the overall online sports market was expected to generate more than $50 million in spending in 2004 according to Jupiter Research (http://news.com.com/2100-1026-5061351.html, Jim Hu, CNET News.com, August 8, 2003, p.1).

We intend to offer a full suite of interactive online sports content with a primary emphasis on the fantasy sports market. Sports Source will have two distinct stages of development. In the first stage, www.fantasysportsdoc.com will serve as a news and informational website catering to the serious fantasy sports player. As the site grows its user base and reputation within the industry, the company will launch its second stage of operations whereby it will host and market its own fantasy sports games. These games will be subscription-based and are expected to be one of the primary revenue streams for the company in the future.

While there is no exact formula for determining when we will be ready to launch our own fantasy games, factors that would lead us to move towards a launch include:

a) Pre-Registration: We have recently added an email collection box under the “coming soon” promo for our fantasy games. This is for users who wish to be notified when we are ready to launch our games. When we have collected 1,000 or more potential subscribers we will consider launching our own games.

b) Users/Site Traffic: When site traffic increases to the point of having an average of 2,500 or more unique daily visitors to the site, we will consider launching our own games.

We will also monitor message board activity as well to determine website activity and growth. We want to feel confident that we have the ability to attract a minimum of 1,000 subscribers for our first fantasy game(s) before going ahead with them and the benchmarks described above would give us a measure of confidence that we can achieve this goal without relying solely upon outside advertising.

We believe that people will ultimately decide to play our fantasy games because we intend to make every effort to offer a better product than what is presently on the market. Many of the current leading fantasy games in terms of market share are run by media companies that have a variety of other products as well (ESPN, CBS Sportsline, USA Today etc). For our company, fantasy sports will be our core business and we will devote a great attention to detail in designing our games to try to ensure that they truly appeal to the serious fantasy sports player. We intend to offer a more varied prize structure which will not only give the user more ways to win, but challenge them as well by offering some non-traditional prize categories. We hope to hire former professional sports players to endorse our products, provide insight and analysis, and to play the games along with our users which we expect will serve to enhance the overall experience. In addition, our goal is to make our site an informational resource for fantasy sports players by offering them the latest news, injury reports, as well as strategic advice from top fantasy sports players. We feel that once our business plan has been fully executed, people will find our games and our site to be one of the most enjoyable fantasy sports experiences in the industry.

Presently our fantasysportsdoc.com website offers the following features:

* Sports Headlines

* News Stories by Sports

* Sports Scores

* Links for Leading Online Fantasy Games

* Game lines

* Message Forum

* Tickers with News & Scores

Although we have not yet posted our own reviews of other fantasy games we anticipate that we will do so shortly. We have created a section in our message forum whereby our users can post their own reviews of fantasy games on the market.

The cost for all of our current content has been minimal so far. We have formed relationships with content providers as follows:

* Our newsfeeds provided by CaRP (http://www.geckotribe.com/rss/carp/) at no charge.

* Our tickers are provided by Allsports.com at no charge.

* Our scoreboard is provided by Sportsfeed.com at no charge.

* Our game lines are provided by Covers.com at no charge.

* Our message forum is provided by EZ Board (Gold Community). To date we have spent $9.99 for a 3 month subscription.

We have just completed a private placement in which we have raised $81,000 to devote primarily to advertising, working capital, and site enhancements, as well as professional fees, thereby giving us the opportunity to gain traffic at a faster rate, further differentiate and brand our product, and ultimately generate revenue through subscription fees and advertising income.

We anticipate that the majority of our future revenue will occur when we launch our own fantasy sports games. In fantasy sports, revenue is typically generated from 2 sources: entry fees and transaction fees. Users generally pay an entry fee in order to participate in a fantasy sports league. The entry fee includes the accumulation of all of the daily statistics and the related production of the league standings. Many fantasy games also charge transaction fees for adding/dropping a player from a user’s team roster and for making trades with other users. We anticipate that the entry fees and transaction fees will be a primary source of revenue and, as our member base grows, ultimately produce a profit for the company.

In addition, we also generate revenue through the implementation of Google’s AdSense Program. Google AdSense(TM) delivers ads targeted to our content pages and, by adding Google WebSearch to our site, AdSense delivers targeted ads to our search results pages too. At no cost to us, we are paid a minimal amount every time a user clicks on one of the targeted ads on our site. As of June 15, 2005, we have generated a total of $6.31 as a result of our participation in Google’s AdSense program. We expect that this amount will increase as our website traffic increases.

In subsequent phases of operations, we anticipate generating additional revenue from the following sources (further discussed in our “Management Discussion and Analysis” section below):

•	Advertising on fantasysportsdoc.com website
•	Classified ads fees including pay-for-placement structure
•	Subscription fees for premium memberships
•	Fees for premium individual content such as draft day advice from experts, and in-season newsletters/strategy tips
•	Subscription fees to fantasy sports games

As traffic on the site increases, we expect to be able to charge people for posting classified ads that will be viewed by our members. We expect users will post ads for any number of sports related topics including:

•	Players wanted for local fantasy sports leagues
•	Players looking for fantasy leagues to join
•	Fantasy Sports player rating tools and draft products
•	Computer programs that analyze player stats and/or team schedules
•	Other sports related items or products

We currently are not involved in or contemplating any acquisition or merger with any business or company in which our promoters, shareholders, management, or affiliates or associates directly or indirectly, have an ownership interest.

Marketing

We expect to implement a comprehensive marketing plan in the second half of 2005, focusing primarily in the areas of Keyword Advertising and Sponsored Links through targeted keyword programs that employ a “cost-per-click” model such as Google, Overture, and Findwhat. In these programs, we will create advertisements for FantasySportsDoc.com that will appear at the top of search results for particular keywords. In a cost-per-click model, we pay a fee (generally 10 to 25 cents or greater) each time the ad is clicked. When the ad is clicked, the user is taken directly to the FantasySportsDoc.com homepage. We will also devote resources to link exchange programs where we can create additional links for FantasySportsDoc.com in fantasy sports site directories throughout the web. Link exchange programs are generally free and involve only placing a link of the partner sites on our website in the “links” section in return for placement of a link to FantasySportsDoc.com in their directory. These programs serve to increase our exposure to potential new members.

Another area that we will continue to vigorously pursue as part of our marketing and branding program is search engine placement. We will work to optimize the website for priority search engine placement under relevant keywords such as “fantasy sports,” “fantasy baseball,” “fantasy football” etc.

Search engine placement is generally determined by several factors including the number of links to a website and the text and page content on a website. The more links there are to a site on the internet, the more advantageous it is for search engine placement. In terms of page content, search engines analyze the content of each page and the text and keywords in order to generate results that most match a user’s search query. We will devote effort to expanding the number of links to FantasySportsDoc.com as well as to editing the text throughout the site to try to make it as relevant as possible for searches related to our industry.

By continuing to work to optimize the site, and by increasing the number of links to the site, we feel that we can receive better and better search results and search engine saturation, which in turn directs more traffic to our website.

We also intend to pursue traditional print media as an advertising medium, particularly as Phase 2 of our business plan is implemented and we are marketing our own fantasy sports games. There are numerous trade publications devoted to the sports industry as a whole, as well as more specifically to fantasy sports and particular fantasy sports games.

Competition

We believe that our primary competition is from other fantasy sports websites. There are many fantasy game providers, as well as sports news and informational sources.

The leading fantasy sports game providers are traditionally major media organizations who offer fantasy sports as one of their many products. The most active fantasy games can be found at sites such as espn.com, CbsSportsline.com, SportingNews.com, and Yahoo.com, as well as through the official sites of Major League Baseball, the National Basketball Association, and the National Football League.

As far as news and information, in addition to the sites described above there are several sites that are specifically tailored to provide player news and information for fantasy sports players. The most popular of these sites include Rotowire.com and Rototimes.com.

We view FantasySportsDoc.com as ultimately becoming a hybrid site by offering both fantasy sports games as well as serving as a news and informational portal and thereby distinguishing itself within the industry. Building up a large amount of web traffic is critical for our business. Competitors who already have an established market share will, therefore, be in a better competitive position than us. We hope to offset any such competitive advantages by offering products and services which are superior in quality to and more appealing than those of our competitors, and by launching an effective marketing campaign. We also believe that the industry offers substantial room for growth as fantasy sports continues to grow in popularity.

Employees

We currently have one full-time employee. We have also retained one consultant on a part-time basis for a 2 year term. On December 11, 2004, we signed a consulting agreement with our consultant, Darrell Lerner, who receives compensation in the amount of $1,500 per month. We will initially employ web developers and web designers on an hourly basis as needed.

Darrell Lerner, our consultant, was the co-founder and President of Fantasy Sports Net, Inc., an online fantasy sports company, from 1999 to 2002 and is now the President of eTwine.com, an online dating site. Darrell has substantial experience with the operations of a fantasy sports company, as well as with the formation, registration, and administration of public companies. Mr. Lerner will provide management with assistance in developing the website as well as provide services necessary in order to have the Company’s common stock quoted on the OTC Bulletin Board. The Consultant will provide advisory consulting services rendering advice and assistance to the management of the Company pertaining to SEC and NASD related activities, assisting in the ongoing review and adjustment of the Company’s strategic plan, the Company’s financial and capital structure, and financing activities to position the Company as a viable, growth orientated public company

MANAGEMENT DISCUSSION AND ANALYSIS

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

•	By December 2005, we anticipate the development of our FantasySportsDoc.com website to add a number of new features. Features we would like to add in the near future include:

* More detailed player news & injury reports

* Columns - advice & strategy from experts and game leaders

* Daily fantasy leaders for games played each day

* Classified ads section

* Unique “Ask the Doc” section offering answers to questions about players and fantasy sports teams.

We have budgeted $2,000-$4,000 for these enhancements

•

Prepare and execute a marketing plan to increase our website traffic. We just launched our website in April 2005 and have spent no money on advertising to date. We expect that initially the majority of our members will come from internet advertising and search engine keyword placement. We anticipate that within thirty to sixty days, a comprehensive marketing plan will be developed. We expect to spend approximately $5,000 on marketing in the third and fourth quarters of 2005, primarily in the areas of Keyword Advertising and Sponsored Links through Google, Overture, FindWhat, and other similar targeted keyword programs that employ a “cost-per-click” model. We will continue to devote resources to link exchange programs where we can create additional links for FantasySportsDoc.com in directories throughout the web.

•

Commencing early 2006, we plan to introduce our own fantasy sports games. We will create and build games for the major sports and market these games to our existing website users as well as to the overall fantasy sports market. The costs associated with implementing this phase of our business plan include increased marketing costs as well as programming and equipment costs to be determined. In addition to the marketing costs described we anticipate requiring $25,000-$50,000 for programming and equipment in the event that we do not hire a full time programmer during this period. The exact timing for the launch of these games will depend in part on how quickly we are able to develop a user base for our existing website content as a larger initial user base would make it easier to attract players to our game and decrease external marketing costs associated with the launch of such games.

•

In early 2006, in conjunction with the launch our own branded fantasy sports products, we expect to initiate a more comprehensive marketing campaign. To promote our fantasy sports games, we will include traditional media advertising as well as internet-based marketing. We expect to spend a minimum of $25,000-$50,000 in 2006 on marketing. Considerations will include costs for various media placements and our cash flow at the time.

•	By early 2006, we hope to be able to hire a programmer on a dedicated basis in order to execute our plans for additional website content and to build our own fantasy sports games. We anticipate paying either an annual salary at market rates, or hourly fee to a dedicated programmer depending upon the workload required. We anticipate requiring approximately $60,000 to hire a dedicated programmer in 2006.

•

In the fourth quarter of 2005 through early 2006, we intend to initiate discussions with prominent retired professional athletes to endorse and promote our upcoming fantasy sports games. We would ideally like to hire a former hall of fame athlete in baseball, basketball, and football whose tasks would include participating in our fantasy game in their respective sport, promoting the game with their name and likeness, and interacting with our users on our website. Our President has a long background working in the sports industry and with sports representation firms and will be using this background to contact athletes that fit our profile. We will attempt to negotiate a compensation package that is stock-oriented, but it is likely that some amount of cash will be required to hire these athletes. Which athletes we hire will partially depend upon their compensation demands and our financial position at the time. We expect to spend $10,000-$25,000 in cash compensation for athletes in 2006.

•

In the first quarter of 2006, we anticipate introducing various “tiers” of membership levels for FantasySportsDoc.com for our news and informational content. We expect that the site will ultimately have two levels of membership: A basic membership will be free and will offer access to most news, information, and content features. A premium membership will offer exclusive content, enhanced statistics and draft-day advice, as well as access to strategy and advance from fantasy sports experts throughout the season. There will be a small monthly membership fee for a premium subscription. The costs involved with setting up a membership structure should be minimal. The timing will be subject to our traffic levels late in 2005 as well as how much new and original content we are able to introduce to our website throughout the remainder of 2005.

•

Hire and train additional staff, including management, marketing staff, and administrative personnel. The number of employees hired will be dependent upon a variety of factors including our progress in implementing our business plan and available capital. By 2007, we expect to require approximately 10 employees and $50,000 per month for payroll. We will need additional capital or substantial revenue from subscriptions or advertising to meet these expenses and will scale down accordingly until we are in such a position. The hiring of employees will be an ongoing process during the company’s existence.

We currently have enough cash to maintain our operations for the next twelve months as well as to implement the further expansion of our business as set forth above. However, we may require additional funds to increase marketing, to expand operations, and for further development of our website. No significant purchases of equipment are anticipated; however, a substantial surge in traffic and/ or membership could necessitate the purchase of additional servers. We expect to require $15,000 in 2005 and $160,000 in 2006 in order to fully implement and expand our business as set forth above. The timing will be dependent upon our generating revenues as well as raising capital in order to cover the anticipated costs of our business expansion.

DESCRIPTION OF PROPERTY

Our executive offices are located at 421 Seventh Avenue, 14th Floor, New York, New York 10001. We are currently being provided with space at this location by John Hughes, who is not related to us, at no charge to the company. We believe that this space is sufficient and adequate to operate our current business.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 38 registered shareholders.

Rule 144 Shares

As of July 21, 2005, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After November 2005, 7,500,000 shares owned by Mr. James Tubbs will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After March 2006, the 300,000 shares held by Anslow & Jaclin, LLP and the will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

After May 2006, the 1,620,000 shares held by the shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 942,000 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until July 21, 2005.

ANNUAL COMPENSATION						LONG TERM COMPENSATION
NAME	TITLE	YEAR	SALARY	BONUS	OTHER ANNUAL COMPENSATION	RESTRICTED OPTION STOCKS/ PAYOUTS AWARDED	SARS ($)	LTIP COMPENSATION	ALL OTHER COMPENSATION
James Tubbs	President CEO and Chairman	2004	$0	0	0	7,500,000 shares of common stock (1)	0	0	0

(1) The 7,500,000 shares issued to James Tubbs are valued at $.001 per share, for a total value of $7,500.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consultant agreement with Mr. James Tubbs, our Chief Executive Officer, President, and Chairman of the Board of Directors. We do have a Consulting Agreement with Mr. Darrell Lerner, our part-time consultant, for a two year term. According to the terms of the Agreement, Mr. Lerner receives compensation in the amount of $1,500 per month.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

SPORTS SOURCE, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF MARCH 31, 2005

SPORTS SOURCE, INC.

(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	2	BALANCE SHEET AS OF MARCH 31, 2005

PAGE	3

STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND FOR THE PERIOD FROM NOVEMBER 15, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND FOR THE PERIOD FROM NOVEMBER 15, 2004 (INCEPTION) TO MARCH 31, 2005

PAGE	4	STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM NOVEMBER 15, 2004 (INCEPTION) TO MARCH 31, 2005

PAGE	5

STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND FOR THE PERIOD FROM NOVEMBER 15, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND FOR THE PERIOD FROM NOVEMBER 15, 2004 (INCEPTION) TO MARCH 31, 2005

PAGES	6 - 9	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Sports Source, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Sports Source, Inc. (a development stage company) as of March 31, 2005 and the related statements of operations, changes in stockholders’ equity and cash flows for the three months ended March 31, 2005 and for the period from November 15, 2004 (inception) to December 31, 2004 and for the period from November 15, 2004 (inception) to March 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Sports Source, Inc. (a development stage company) as of March 31, 2005 and the results of its operations and its cash flows for the three months ended March 31, 2005 and for the period from November 15, 2004 (inception) to December 31, 2004 and for the period from November 15, 2004 (inception) to March 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company is in the development stage with no operations and has a negative cash flow from operations of $14,653 from inception. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 5. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.

Boynton Beach, Florida

July 20, 2005

SPORT SOURCE, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF MARCH 31, 2005

ASSETS

CURRENT ASSETS
Cash	$53,347

TOTAL ASSETS	$53,347

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$-

TOTAL CURRENT LIABILITIES	-

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 9,170,000 shares issued and outstanding	9,170
Additional paid in capital	82,730
Subscription receivable	(500)
Accumulated deficit during development stage	(38,053)
Total Stockholders’ Equity	53,347

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$53,347

See accompanying notes to financial statements.

2

SPORTS SOURCE, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31, 2005	For the Period from November 15, 2004 (Inception) to December 31, 2004	For the Period from November 15, 2004 (Inception) to March 31, 2005

OPERATING EXPENSES
Professional fees	$12,854	$1,000	$13,854
Stock issued for services	15,000	7,500	22,500
General and administrative	981	718	1,699
Total Operating Expenses	28,835	9,218	38,053

LOSS FROM OPERATIONS	(28,835)	(9,218)	(38,053)

Provision for Income Taxes	-	-	-

NET LOSS	$(28,835)	$(9,218)	$(38,053)

Net loss per share - basic and diluted	$-	$-	$-

Weighted average number of shares outstanding during the period – basic and diluted	7,984,118	7,500,000	7,882,647

See accompanying notes to financial statements.

3

SPORTS SOURCE, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM NOVEMBER 15, 2004 (INCEPTION) TO MARCH 31, 2005

	Preferred Stock		Common Stock		Additional Paid-In	Subscription	Accumulated Deficit During Development
	Shares	Amount	Shares	Amount	Capital	Receivable	Stage	Total

Common stock issued to founder ($0.001 per share)	-	$-	7,500,000	$7,500	$-	$-	$-	$7,500

Net loss for the period from November 15,2004 (inception) to December 31, 2004	-	-	-	-	-	-	(9,218)	(9,218)

Balance, December 31, 2004	-	-	7,500,000	7,500	-	-	(9,218)	$(1,718)

Common stock issued for cash ($0.05 per share)	-	-	1,370,000	1,370	67,130	(500)	-	68,000

Common stock issued for services ($0.05 per share)	-	-	300,000	300	14,700	-	-	15,000

In-kind contribution of rent	-	-	-	-	900	-	-	900

Net loss for the three months ended March 31, 2005	-	-	-	-	-	-	(28,835)	(28,835)

BALANCE, MARCH 31, 2005	-	$-	9,170,000	$9,170	$82,730	$(500)	$(38,053)	$53,347

See accompanying notes to financial statements.

4

SPORTS SOURCE, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31, 2005	For the Period from November 15, 2004 (Inception) to December 31, 2004	For the Period from November 15, 2004 (Inception) to March 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(28,835)	$(9,218)	$(38,053)
Adjustments to reconcile net loss to net cash used in operating activities:
In-kind contribution of rent	900	-	900
Stock issued for services	15,000	7,500	22,500
Net Cash Used In Operating Activities	(12,935)	(1,718)	(14,653)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stockholder loans	-	702	702
Proceeds from loan payable – related party	-	1,000	1,000
Payments on stockholder loans	(702)	-	(702)
Payments on loan payable – related party	(1,000)	-	(1,000)
Cash overdraft	(16)	16	-
Proceeds from issuance of common stock	68,000	-	68,000
Net Cash Provided By Financing Activities	66,282	1,718	68,000

NET INCREASE IN CASH	53,347	-	53,347

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-	-	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$53,347	$-	$53,347

See accompanying notes to financial statements.

5

SPORTS SOURCE, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF MARCH 31, 2005

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Sports Source, Inc. (a development stage company) (the “Company”) was incorporated under the laws of the State of Delaware on November 15, 2004. The Company was organized to provide online sports and fantasy sports information. Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of December 31, 2004, the Company has a net operating loss carryforward of $1,718 available to offset future taxable income through 2024. The valuation allowance at December 31, 2004 was $601. The net change in the valuation allowance for the year ended December 31, 2004 was an increase of $601. As of March 31, 2005, the Company has a net operating loss carryforward of $14,600 available to offset future taxable income through 2024. The valuation allowance at March 31, 2005 was $4,982. The net change in the valuation allowance for the period ended March 31, 2005 was an increase of $4,381.

6

SPORTS SOURCE, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF MARCH 31, 2005

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” As of March 31, 2005 and December 31, 2004, there were no common share equivalents outstanding.

(F) Stock-Based Compensation

The Company applies Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock warrants issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies Statements of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock warrants at the grant date using the Black-Scholes option pricing model.

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Recent Accounting Pronouncements

Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs – an amendment of ARB No. 43, Chapter 4” SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67,” SFAS No. 153, “Exchanges of Non-monetary Assets – an amendment of APB Opinion No. 29,” and SFAS No. 123 (revised 2004), “Share-Based Payment,” were recently issued. SFAS No. 151, 152, 153 and 123 (revised 2004) have no current applicability to the Company and have no effect on the financial statements.

NOTE 2	STOCKHOLDERS’ EQUITY

(A) Common Stock Issued for Services

On November 15, 2004, the Company issued 7,500,000 shares of common stock to its founder for services valued at the fair value on the grant date of $7,500 ($0.001 per share).

During 2005, the Company issued 300,000 shares of common stock for legal services valued at a recent cash offering price of $15,000 ($0.05 per share).

7

SPORTS SOURCE, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF MARCH 31, 2005

(B) Common Stock Issued for Cash

During 2005, the Company issued 1,370,000 shares of common stock for cash of $68,000 and a subscription receivable of $500 ($0.05 per share).

(C) In-Kind Contribution of Rent

During 2005, the Company recorded additional paid in capital of $900 for the fair value of rent expense contributed by an individual (See Note 3).

NOTE 3	RELATED PARTY TRANSACTIONS

The stockholder of the Company received 7,500,000 shares of common stock with a fair value of $7,500 (See Note 2).

During 2005, the Company repaid $702 and $1,000 to a stockholder and a related party, respectively (See Note 3).

During 2005, an individual contributed rental space to the company with a fair value of $900 (See Note 2).

NOTE 4	COMMITMENTS AND CONTINGENCIES

During 2004, the Company entered into a two-year agreement with a consultant to provide strategic planning and consulting services. The agreement calls for monthly payments of $1,500 upon the receipt by the Company of a minimum of $15,000 in funding. As of March 31, 2005, the Company has received the minimum funding and begun making payments under the agreement. The agreement expires in March 2007.

NOTE 5	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations and has a negative cash flow from operations of $14,653 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional equity financing and implement its strategic plans, which includes developing our website and beginning operations will provide us the opportunity to continue as a going concern.

8

SPORTS SOURCE, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF MARCH 31, 2005

NOTE 6	SUBSEQUENT EVENT

During 2005, the Company issued 250,000 shares of common stock for cash of $12,500 ($0.05 per share).

9

SPORTS SOURCE, INC.

1,620,000 Shares Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section of the Delaware Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$9.53

Federal Taxes	$0.00
State Taxes and Fees	$0.00
Transfer Agent Fees	$5,000.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$10,000.00
Blue Sky fees and expenses	$0.00
Miscellaneous	$0.00
Total	$20,009.53

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Sports Source, Inc. was incorporated in the State of Delaware on November 15, 2004 and 7,500,000 shares were issued to James Tubbs in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). Such shares were issued to James Tubbs as founders shares.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Tubbs had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In March 2005, we issued 300,000 shares to Anslow & Jaclin, LLP as payment for legal services provided to us, and were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Anslow & Jaclin, LLP had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In May 2005, we completed a Regulation D, Rule 506 Offering in which we issued a total of 1,620,000 shares of our common stock to a total of 36 investors, of which 23 investors were accredited, at a price per share of $.05 for an aggregate offering price of $81,000.

The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Wendy & Alan Tepper	20,000
Pierstone Group, LLC	10,000
Eric Tjaden	80,000
Lori Krim Gavrin	10,000
James Supple	100,000
Gregg Tjaden	20,000
Tatiana C. Rone	10,000
Fanny Diamantakes	10,000
Olympic Enterprises LLC	10,000
Nicholas C. Pittas	10,000

Michael Kiralla	10,000
John M. Sullivan, jr.	20,000
Hilary P. Rolih	20,000
Drew Goldberg	140,000
Willy Ky	40,000
Dolores Miller	400,000
Myatt Defined Benefit Plan	400,000
Stephen & Frances Lerner	20,000
Shirley Lau	20,000
Cecilia Lau	10,000
Philip D. Turits	10,000
Sharon L. Shea	10,000
Martin E. Lutz	5,000
William L. Kain	5,000
David C. Woodward	5,000
Robert Lutz	5,000
Frank Massaro	5,000
Sira Gomes	5,000
Daniel Waldman	5,000
June Gomes	5,000
Virginia L. P’an	10,000
Linda Bernstein	150,000
Harold Sussman	10,000
Beth Sussman	10,000
Amy Anello	10,000
Meg Lawrence	10,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)          No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)         At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an investment company” within the meaning of the federal securities laws.

(C)         Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)        The offers and sales of securities by us pursuant to the offerings were not to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)          None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in April 2005 were restricted in accordance with Rule 144 of the Securities Act of 1933.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation *
3.2	By-Laws*
4.1	Specimen Stock Certificate*
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Consulting Agreement with Darrell Lerner*
23.1	Consent of Webb & Company, P.A.
23.2	Consent of Counsel, as in Exhibit 5.1

* filed as part of the original SB-2 Registration Statement filed with the SEC on May 23, 2005.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.          To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on July 21, 2005.

By:	/s/ James Tubbs
JAMES TUBBS
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Chairman of the Board of Directors

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints James Tubbs true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ James Tubbs	President, Chief Executive Officer,
	JAMES TUBBS	Principal Accounting Officer and
Chairman of the Board of Directors

Dated: July 21, 2005